UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 5)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 12, 2011

CLEAN TRANSPORTATION GROUP, INC.

[Formerly known as Quintana Gold Resources Corp.]

(Exact name of registrant as specified in its charter)

                    UTAH

     000-52206

   73-1083773

(State or other jurisdiction

    (Commission        (IRS Employer

      of incorporation)

    File Number)         Identification No.)

7810 Marchwood Place, Vancouver BC, Canada V5S 4A6

(Address of principal executive offices)

Registrant's telephone number, including area code:  (604) 202-3212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is being filed in connection with the acquisition of Engine Clean Solutions, Inc. and with certain events and actions taken by Clean Transportation Group, Inc. and to respond to certain comments from the SEC Staff.

When used in this Current Report on Form 8-K, the terms “Company”, “CTGI,”  “we,” “us,” “our” and similar terminology reference to Clean Transportation Group, Inc.

Item 1.01   Entry into a Material Definitive Agreement

See Item 2.01 below.

Item 2.01   Completion of Acquisition or Disposition of Assets

On May 13, 2011, Clean Transportation Group, Inc., formerly Quintana Gold Resources Corp. (the “Company” and “CTGI”) entered into a definitive agreement (the “Acquisition Agreement”) to acquire Engine Clean Solutions, Inc., a private California corporation (“Engine Clean”). The parties to the Acquisition Agreement were the Company, Engine Clean and its two stockholders, Kyung Ae Kim and Robert A. Doty.  The acquisition of Engine Clean was initially approved by the unanimous consent of our board of directors on February 25, 2011.  Stockholder approval was not required.   The Acquisition Agreement was finalized and closed on August 12, 2011 and Engine Clean became our wholly owned subsidiary.

The acquisition was an entity purchase and treated accordingly for accounting purposes.  The former Engine Clean stockholders own approximately 9.57% of our outstanding shares following the transaction.  Engine Clean, as our wholly owned subsidiary, retains its managements for business continuity and reports to CTGI management.   In anticipation of the acquisition, we changed our corporate name in April 2011 to Clean Transportation Group, Inc.  Following the closing of the acquisition, we have become engaged in the business of Engine Clean.

Under the terms of the Acquisition Agreement, we acquired 100% of the issued and outstanding capital stock of Engine Clean, held by two stockholders, in exchange for 2,500,000 shares of the Company’s authorized, but previously unissued common stock, and $500,000 in cash, for a total purchase price valued at $750,000.  The cash portion is to be paid subsequently from funds raised by the Company pursuant to a private placement of securities or by other financings. The cash payment is evidenced by a promissory note in the amount of $500,000 payable as follows and subject to the conditions set forth below:

(i) $300,000 to be paid 45 days after the first day the Company’s shares are traded on the OTC Bulletin Board (“OTCBB”), or an equivalent trading medium;

(ii) $100,000 to be paid six months after the first day the Company’s shares are traded on the OTCBB; and

(iii) $100,000 to be paid twelve months after the first day the Company’s shares are traded on the OTCBB.

In order to satisfy the promissory note, we will most likely need to raise the necessary funds through the private placement of our common stock.  We have not currently entered into any agreement or arrangement for the possible sale of our securities.  There can be no assurance that the necessary funding, either through the private sale of our securities or otherwise, would be available on terms acceptable to us, or at all.

On September 30, 2011, the parties to the Acquisition Agreement executed an amended promissory note.  The amended note provides that in the event the Company fails to pay all or part of the promissory note, the sellers of Engine Clean will receive CTGI common stock, calculated at a price of $ 0.25 per share, as compensation for any defaulted cash payments.  In such an eventuality, the shareholders of Engine Clean could hold up to 16% of the shares of CTGI.  CTGI is the sole maker of the note and there is no personal liability for any of its officers or directors.  Also, there are no termination rights included in the Acquisition Agreement.

As a term of the Acquisition Agreement, the Company agreed to use its best efforts to seek funding in order to satisfy the promissory note prior to the closing of the Acquisition Agreement.  However, at the closing, the promissory note had not yet been satisfied and there can be no assurance that the funds will be raised.  The Company intends to continue to seek the necessary funds following the closing.

The Acquisition Agreement also provided included the following terms:

●

That after the selling stockholders of Engine Clean shares receive $300,000, they will cause to be cancelled and otherwise terminated and/or paid out and discharged, certain Engine Clean notes to a related party in the amount of $279,163, to International Road Technologies Inc. in the amount of $8,500 and to Dan Moylan in the amount of $6,500 plus accrued interest.

●

A Company stockholder, EMAC Handels AG, agreed to contribute back to the Company 7,657,535 shares of our common stock.

●

At the closing, Robert A. Doty would be named President and Chief Executive Officer of our subsidiary, Engine Clean and extend his employment agreement with Engine Clean.

●

The Company’s directors and officer would resign and be replaced by new directors and officers.  Accordingly, Delbert G. Blewett resigned as President and a director and Fred Hefti and Glen Buckler resigned as directors.  The new directors and officers were named as Dennis dos Santos (President, CEO and director), and Robert A. Doty, Mr. Blewett and Vernon L. Lewis as directors.

●

The incumbent Engine Clean management would remain on its board of directors and continue to manage Engine Clean’s business.

The Company also agreed to cause to be submitted to FINRA an application to have its shares included on the OTCBB.  On October 31, 2011, Spartan Securities Group, Ltd. filed with FINRA an initial Form 211 and information and disclosure statement.  FINRA approval will be necessary for inclusion on the OTCBB.

There can be no assurance that the Company’s shares will qualify for trading on the OTCBB or any other trading medium, or that the Company will be able to realize sufficient financing to pay the cash portion of the consideration.  The purpose of the acquisition is to allow us to carry on the business of Engine Clean.

BUSINESS OF CLEAN TRANSPORTATION GROUP, INC.

Company Background

Clean Transportation Group, Inc. was organized on August 23, 1978 under the laws of the State of Utah as Price Card & Gift, Inc.  The Company made a series of name changes since inception and on June 27, 2008, it changed its name to Quintana Gold Resources Corp.  In connection with the contemplated acquisition of Engine Clean, the Company changed its name to Clean Transportation Group, Inc. on April 6, 2011.  At the same time, we changed our authorized capitalization from 50 million shares of common stock to 200 million shares of common stock and added 20 million shares of preferred stock.

The Company made various acquisitions since inception and engaged in different businesses, including the oil and gas industry.

From 1995 to 2005 the Company researched several opportunities in the oil and gas Industry, but was unable to raise the necessary funding.  Subsequently, management decided to concentrate on the investigation and possible acquisition of an operating business. In May 2011, we entered into the agreement to acquire Engine Clean.

We are presently subleasing executive office space at 7810 Marchwood Place, Vancouver BC, Canada V5S 4A6 and our telephone number is (604) 202-3212.

Current Business

By acquiring Engine Clean we have become engaged in the business of offering a full line of automotive maintenance service products to engine manufacturers, distributors, dealers and service centers in the United States and elsewhere.  Engine Clean specializes in systems for enhanced cleaning of automotive and truck engines, drive trains, cooling and fuel systems.

Engine Clean, founded in 1991, is based in Los Angeles, California and manufactures service equipment to improve the fuel efficiency, performance, service life, safety, and environmental impact of gasoline and diesel engines.  Engine Clean’s customers are diesel engine OEM vendors, manufacturers selling chemicals and equipment to the global automotive aftermarket, and commercial transport fleets.  OEMs are original equipment manufacturers that design and build automobiles, trucks and agricultural and heavy-duty transport trucks.  These vehicles are then serviced by vendors that are authorized distributors appointed by the OEM.

Engine Clean maintains its principal offices at 5112 Heintz Street, Baldwin Park, California, 91706-1819 and its telephone number is (626) 814-3969. Engine Clean maintains a website that can be accessed at www.engineclean.com and www.enginecleansales.com

Engine Clean manufactures all of its automotive service equipment that is sold to distributors for fuel system cleaning, diesel fuel system cleaning, coolant exchange, lubrication exchange, differential fluid exchange, power steering fluid exchange, brake bleeding, and tank cleaning.  Engine Clean also manufactures a Ford diesel EGR cleaning tool intended for Ford diesel engines.

Engine Clean sells two fuel system cleaning solutions.  One is for petrol (with a trade name GX – 301) and one for diesel fuel system cleaning (with a trade name of D-501).  It also sells one lubrication cleaning solution under the trade name of EFX-601.  The cleaning solutions have been blended for Engine Clean for the past 20 years by a local Southern California chemical vendor.  The formulas were derived from US military cleaning solution specifications.

For the year ended December 31, 2010, Engine Clean had revenues of $857,466 and a net profit of $49,535.  For the quarter ended March 31, 2011, prior to being acquired by CTGI, Engine Clean’s revenues were $149,673 and recorded a net loss of $11,289.  Following the acquisition of Engine Clean, our consolidated sales for the quarter ended September 30, 2011 were $148,340 with a net loss of $207,511.  Management estimates that the Company will require approximately $750,000 in funding during the next twelve months to accomplish its business plan for operating Engine Clean.  The most likely source of such funding will be through the private placement of the Company’s securities.

Engine Clean employs a Diesel Fuel Tool connected to an engine with fuel system specific adapters.  While the engine is idling, a mixture of cleaning solution and diesel fuel is circulated through the fuel system.  This includes the fuel pump, injectors, fuel rails, valves, rings and combustion chamber surfaces.  The cleaning solution loosens carbon and other contaminants that are then removed by the Tool’s 5- micron filter or expelled through the exhaust. A 5-micron polypropylene sediment filter traps sediments and other particulate matter, such as dirt, silt, and rust that are in vehicle diesel fuel, lubrication oil, and engine coolant.  The 5-micron rating refers to the micron smallest size of particles that are trapped by the polypropylene filter media.

We believe that this treatment can improve improves engine performance, drivability and fuel economy. Vehicle drivability involves ease of engine starting, engine idling, and engine acceleration without engine roughness, stalling, hesitation or surge.  We believe that today’s diesel engines that comply with current Environment Protection Agency (“EPA”) standards are particularly well suited for this treatment, as they use fuel injectors that are prone to failure due to buildup of the contaminants found in diesel fuel. In an article published by the Society of Automotive Engineers (“Deposit Control in Modern Diesel Fuel Injection Systems” – October 10, 2010), it was stated that “modern diesel fuel injection equipment systems are susceptible to the formation of a variety of deposits”, such as in nozzle spray-holes and inside the injector body.  This could “lead to increased fuel consumption, loss in power, poor driveabiliy and failure to start.” We believe that our treatment can address some of these issues.  We also offer a system for cleaning the fuel tanks of vehicles to remove contaminants that build up over time as they settle out of the fuel in the tank.

The product line includes cleaning solutions, spare machine parts, and adapter kits to fit new makes and models of automobiles.  Engine Clean is currently selling products through distributors in North America, Indonesia, India, South America, Europe and the Middle East.  John Deere is distributing the Engine Clean Diesel Fuel Tool in Canada, Germany, and France.  Products offered by Engine Clean are outlined below:

The Fuel Tool

Designed and intended to clean components of the fuel intake system, including:

●

Air Plenum

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Throttle Body

●

Air Bypass Valve

●

Ports

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Injectors

●

Valves

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Combustion Chambers

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Oxygen Sensors

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Catalytic Converters

The Oil Tool

Designed and intended to perform the following:

●

Purges old oil from engine using shop air

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Injects clean oil into oil galleys preventing dry starts

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Eliminates Oil Carryover during oil changes

The Diesel Fuel Tool

Designed and intended to clean the fuel and combustion system including:

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Lines

●

Injector Pump

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Fuel Injectors

●

Removes Carbon, Gums and Varnish

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Restores Throttle Response

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Restores Fuel Efficiency

Cleaning Solutions

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Fuel system cleaner

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Diesel fuel system cleaner

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Oil system cleaner

Fluid Services

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Coolant system service

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Power steering service

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Differential Service

●    Brake Bleeder Service

●    Diesel EGR Service

       Diesel Fuel Tank Cleaning Machine

●   Fuel Storage Tank Cleaning Machine

●   Vehicle Fuel Tank Cleaning Machine

Fluid services referenced above refers to the range of fluid exchange service recommend by vehicle manufacturers to maintain vehicle warranties and provide for extended engine life beyond the new car warranty period.  They include fuel service, diesel fuel service, engine oil service, differential gear box exchange, coolant exchange, brake system flushing, and power steering service.  Engine Clean provides tools and machines that help service technicians perform fluid exchange service according to manufacturer’s specifications.

Engine Clean’s Fuel Tool is designed to clean deposits that accumulate in fuel intake systems.  Excessive deposits in the intake fuel system can trigger a malfunction indicator light by an on board diagnostic sensor and cause a vehicle to fail an emissions inspection program. Fuel system intake cleaning is an OEM authorized service and an approved emissions inspection station maintenance procedure for licensed emissions technicians.

The federal government mandates minimum detergent requirements for gasoline to minimize the emissions problems associated with fuel system intake deposits.  These detergents are sold to automotive service facilities for fuel system maintenance.  A fuel system service using fuel system cleaning and detergents in machines like Engine Clean’s Fuel Tool is intended to cleanse an engine to enable the vehicle to pass an emission inspection retest.

U.S. patents 6,263,889 & 6,298,947 detail how the Oil Tool purges old oil from the engine, injects clean oil into oil galleys, and helps prevent dry starts.  Clean Engine has also secured an oil analysis performed by Herguth Laboratories detailing the effective of this service.

Engine Clean`s overall strategy is to first identify targeted OEM manufacturer clients, establish corporate relationships that lead to distributors/dealers, and then implement roll-out plans to the distributor’s service location base.  Engine Clean targets OEM manufacturers that have a significant network of service locations for their products. Targeted OEM manufactures include makers of key engine components such as fuel injectors, makers of brand-name engines and companies that sell complete vehicles. Our focus is in the heavy-duty segment, meaning that we will seek out OEMs who specialize in diesel engines. We intend to establish corporate relationships whereby our OEM partners validate the benefits of our products and then recommend their use as part of the normal maintenance cycle of the vehicle. As a consequence, we anticipate that our equipment will be sold into the service locations of the OEM partner.  Engine Clean offers adapters that enable its tools to fit a wide range of vehicles.  Management believes that fluid exchange and engine cleaning services could create additional revenue opportunities for service locations.

Target Market

Engine Clean‘s specific target market is medium to heavy-duty trucks. We estimate that there are between three and five million medium to heavy-duty trucks in operation in the United States based on available U.S. EPA data.  Engine Clean’s customers are the service locations for diesel engine OEM vendors, manufacturers selling chemicals and equipment to the global automotive aftermarket, and commercial transport fleets.  Engine Clean provides a range of services for both diesel and petrol vehicles.

Sales and Marketing

Our sales and marketing strategy will consist of several elements.  First, we intend to present Engine Clean technology to potential target companies at industry conferences and trade shows.  We intend to focus on customers referred to us by independent agents.  We also intend to maintain a high public profile through announcements, press releases and advertising. We have forged channel relationships with a major supplier of chemicals to the global automotive industry.  The sales team from the chemical vendor introduces us to accounts when there is a need for equipment in addition to the chemicals provided by the vendor. We do not have a written agreement with the chemical vendor; rather our relationship is based on personal relationships between Engine Clean sales and the sales team of the chemical vendor.  Our major customer was introduced to us through this chemical supplier.  Our relationship with this vendor is at an active stage, with both companies being represented in selected accounts.  We intend to develop similar relationships with other vendors of chemicals to the vehicle maintenance market. Two customers represented 79% of our revenues in 2010 (TIG Distribution (John Deere) - 67% and Moc Distribution NE - 12%).  Our largest customer in 2009 was TIG Distribution (John Deere) representing approximately 56% of sales.  We do not have written agreement with any of our principal customers. We expect this concentration to decrease as our customer base grows. There is no guarantee that our customer base will grow.

Engine Clean plans to expand its business in both North America and the rest of the World as business warrants and funds are available.  During 2012, we intend to hire an Executive Vice President of Sales and Marketing.  We anticipate looking at candidates that have strong ties to the heavy-duty transportation industry.  Subsequently and as funds are available, we plan on adding up to 14 regional sales managers to provide sales coverage in North America.  We would expect to add these sales managers over the next four years; six in 2012, two in 2013 and three in each of 2014 and 2015.

Management estimates that our selling and marketing expenses will be approximately $500,000 in 2012, $1.0 million in 2013, and up to $4.0 million by 2015.  These projections by management are premised on our ability to secure necessary funding and realize future sales that can support the expenditure.  To fund these initial efforts, we will most likely raise funds through the private sale of our securities, although we have not entered into any agreement or arrangement for the possible sale of our securities.  There can be no assurance that we will be able raise the necessary funds and/or realize sufficient sales to reach these goals.

Of the $500,000 projected for selling and marketing expenses in 2012, we anticipate $100,000 will be budgeted for advertising, which amount would significantly increase in subsequent year as business warrants. The balance of selling and marketing expenses projected for 2012 would be for hiring up to six new regional sales persons and would include salaries, commissions and travel and entertainment expenses estimated for the new sales persons. Initial marketing activities have commenced and are focused on the U.S. market.   However, we will engage in limited marketing activities outside of the U.S. and North America during 2012, which will be limited to attendance at selected trade shows and from leads generated from our web site.

Our overall marketing strategy is to first identify targeted OEM  manufacturer clients, establish corporate relationships that lead to distributors/dealers, and then implement direct sales campaigns for dealers identified as potential customers. We plan to target OEMs that have a significant presence in diesel engines, as we believe our products are well-suited to this particular segment.  Because fuel injectors are typically sensitive to contaminants and residues found in diesel fuel, it is our belief that diesel engine manufacturers have significant warranty repair costs, which is an incentive for products that clean engine systems.  Our target markets are new-car dealerships and after-market automotive service locations with maintenance programs for fluids in various vehicle systems, such as engine oil, braking, cooling, transmission and others.  We plan to conduct future advertising programs to market this service.

Engine Clean will routinely sell to customers on credit.  Typical terms are 2% - 10, net 30, which means that invoices are due within 30 days, but customers are given a 2% discount if they pay the invoice within 10 days.  International sales are conducted via credit card or wire transfer with payment confirmed prior to shipping

Trademarks and Copyrights

Engine Clean does not own trademarks or copyrights at this time.  In January 2007, Engine Clean released three new products, the Fuel Tool, the Diesel Fuel Tool, and the Oil Tool.  These three new products were protected by five Engine Clean U.S. patents: U.S. 5,271,361; 5,833,765; 6,298,947; 6,263,889; and 7,111,651B2.  All of these patents have recently expired.

Markets and Competition

Engine Clean operates in a highly competitive marketplace.  Our principal competitors include SPX Corporation, Wynn’s Oil, BG Products, Moc Products, Justice Brothers, Bardahl, Kenvo, RTI(Bosch), Motorvac(UView), Flow Dynamics, Granitize, and AEC.  Most of our competitors are larger and better financed than Engine Clean and there is no assurance that we can successfully compete with these businesses.

Technical Expertise

Certain Engine Clean customers require specialized adapters for their engines and engine subsystems or their fluid products.  Engine Clean has its own machine shop to design, prototype and manufacture custom adapters as needed. Engine Clean manufactures fuel tools, oil tools, diesel fuel tools and cleaning machines from components sourced from third-party vendors. These components are widely available from a number of vendors and we do not anticipate difficulties in securing the raw materials. Engine Clean resells a limited quantity of cleaning solutions, sourced from independent contract manufacturers and packaged under the Engine Clean brand. The raw materials for these solutions are widely available from specialty chemical manufacturers such as Lubrizol.  Engine Clean Tools are sold primarily without cleaning solutions so as to avoid conflicts with our current and potential channel partners.

Government Regulation

We believe that Engine Clean’s operations are not materially affected by government regulations and agencies, despite regulations established by such agencies as the California Air Resources Board (“ARB”), the US EPA and environmental agencies in Europe and Asia.  As an example, recent stringent regulatory fuel and emissions standards for new diesel vehicles and cleaner diesel fuels sold in North America, have created demand for diesel fuel system cleaning machines, exhaust recirculation cleaning services, and diesel fuel tank cleaning machines.  These machines and associated fluids, such as those offered by Engine Clean, are intended to help keep engines operating as close to factory specifications as possible.  These new regulations and new generation cleaning equipment are also the basis of many new international standards for greenhouse gas control programs.

Federal Clean Air Acts and California ARB regulations are of such stringency that vehicle manufacturers have adopted high-pressure injection systems to meet emissions standards. Fuel and oil contaminants can cause a variety of injector problems including rough start, poor idle, poor engine performance and fuel efficiency and increased emissions.  When injector problems trigger On-Board Diagnostic (“OBD”) fault codes or cause drivability problems, new car dealers must return the vehicles to OEM specifications on the first service visit.  If the problem occurs on a second or third visit, the consumer can return the vehicle to the dealer under many state “lemon laws.”  We believe these regulations do not materially affect Engine Clean’s business, but rather can create demand for its equipment.

Employees

Engine Clean presently has 5 full time employees, three part-time employees and one consultant.  It is anticipated that during the next 12 months, Engine Clean will add approximately 3 new employees for product assembly.  Engine Clean employees are not members of any union, nor have they entered into any collective bargaining agreements, nor is it anticipated in the near future.  It is believed that Engine Clean’s relationship with its employees is good.  CTGI does not have employees other that its directors and officers.

Facilities

Engine Clean maintains its principal offices at 5112 Heintz Street, Baldwin Park, California 91706.  The 3 buildings rented by Engine Clean comprise approximately 7,500 square feet for its machine shop, product assembly, shipping and adapter manufacturing, and storage.  The facility has approximately 500 square feet of office space.  The buildings are rented from the original founder of Engine Clean – The Flynn Family Trust.  Rental payments are $4,500 per month.

We currently use as our executive offices the business office of our Secretary and director, Delbert G. Blewett, in Vancouver, BC.  We have no written agreement and currently pay no rent for the use of the facilities. We have no current plans to secure additional commercial office space.

Litigation

Neither Engine Clean nor CTGI is presently subject to any material pending legal proceedings and, to the best of our knowledge, no such actions are contemplated or threatened.

Management

As a result of our acquisition of Engine Clean, two former directors, Fred Hefti and Glen Buckler have resigned and we have added three new directors, Dennis dos Santos, Robert A. Doty and Vernon L. Lewis.  Delbert G. Blewett also initially resigned, but was reappointed as a director and corporate secretary.  Our current executive officers and directors are as follows:

Name	Age	Position
Dennis dos Santos	52	President, CEO, Chairman and Director
Delbert G. Blewett	77	Secretary and Director
Robert A. Doty	62	Director
Vernon L. Lewis	66	Director

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.  There are no agreements with respect to the election of directors.  Historically, we have not compensated directors for service on the board of directors or any committee thereof.  However following the acquisition, we have issued an aggregate of 2,250,000 shares of our common stock to our four current directors as annual compensation for serving on the board.  Directors are also entitled to be reimbursed for expenses incurred for attendance at meetings of the board and any committee thereof.  Officers are appointed annually by the board of directors and each executive officer serves at the discretion of the board.  We do not have any standing committees or an audit or compensation committee.

No director, person nominated to be a director or executive officer of the company, within the past ten years, nor any control person of the company, within the past five years, has filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment, or decree involving the violation of any state or federal securities laws.

Currently, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.  Present management openly accepts and appreciates any input or suggestions from stockholders.  However, the board of directors is elected by the stockholders and the stockholders have the ultimate say in who represents them on the board.  There are no agreements or understandings for any officer or director to resign at the request of another person and none of the current offers or directors of are acting on behalf of, or will act at the direction of any other person.

The business experience of each of the persons listed above during the past five years is as follows:

Dennis dos Santos, P.Eng, President, Chief Executive Officer, Chairman and Director.

Mr. dos Santos became a director, President and Chief Executive Officer on May 30, 2011.  Mr. dos Santos has also served on the Board of our subsidiary, Engine Clean, since April 1, 2011 and has more than 20 years of experience in the technology, financial services and transportation industries. Prior to being appointed to our Board, Mr. dos Santos was a director, President and CEO at Digital Fairway Corporation from 2007 to 2009.  From 2005 to 2007, Mr. dos Santos was head of research and a member of the executive committee at Northern Securities, a broker-dealer.  Previously, Mr. dos Santos was a research analyst for a national brokerage and has more than 10 years in the financial industry. Earlier in his career Mr. dos Santos spent 10 years in the technology sector, during which he led the development of products for a wide range of applications.  From 1987 to 1995, he was employed by CP Rail engaged in the development of products for a wide range of technology applications for affiliated companies, including CP’s ocean shipping, trucking, hotel and mining operations.  Mr. dos Santos has an undergraduate degree in Computer Engineering from Concordia University in Montreal and an MBA from the University of Pittsburgh. He is a member of the Professional Engineers of Ontario.

Mr. Delbert Blewett B.Sc.Ll.B, Secretary and Director.

Mr. Blewett initially became a director of the Company in May 1995 and served as President until May 30, 2011.  He was reappointed to the board on May 31, 2011 as a director and Secretary.   Mr. Blewett completed a Bachelor of Science in Agriculture as well as the Bachelor of Laws at the University of Saskatchewan in Canada.  He managed his own private law practices for 30 years in the Provinces of Saskatchewan, Alberta and British Columbia, specializing in Business Law.  Upon retiring from active law practice in 1994, Mr. Blewett became active in the funding and development of various business ventures.  Mr. Blewett is a past member of the Law Society of British Columbia, a non-practicing member of the Law Societies of Alberta and British Columbia.  With his legal experience in business law, as well as the development, funding and consulting of various business ventures, Mr. Blewett brings very valuable knowledge, experience and contacts to the Company.

Robert A. (Joe) Doty, Ph.D.

Mr. Doty became a director on May 31, 2011 and, since 2005, has served as President and Chief Executive Officer of our Engine Clean subsidiary. Mr. Doty has more than 30 year’s professional experience in the design, certification, marketing and sales of vehicle emissions testing equipment, diagnostic equipment, fluid exchange equipment, and contractor services to control motor vehicle emissions. He has more than ten years international sales experience in the Asian Pacific region. Mr. Doty also has experience in dealing with legislative and regulatory affairs in North America. Mr. Doty has advanced academic degrees in business and air quality management.

Vernon L. Lewis, Director.

Mr. Lewis became a director of CTGI on May 31, 2011.  He has over 30 years of experience in management and sales of construction, forestry, industrial and agricultural equipment.  For the past five years he has been employed by Home Depot, a building supply company, as a sales representative.  Mr. Lewis is experienced in the field of heavy-duty trucks as well as performance products in the automotive field.  Mr. Lewis has been a distributor of automotive products since 1994 and has developed contacts with manufacturers in the heavy trucking industry. Mr. Lewis’ expertise in the automotive industry will complement and enhance the Company and its subsidiary.

We have also appointed Harold Schneider as interim accounting officer, although he is not a director nor does he hold an executive position with the Company.

Code of Ethics

Our Chief Executive Officer and all senior financial officers, including financial and accounting officers, are subject to the following procedures relating to ethical conduct, conflicts of interest and compliance with law:

1.

The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed with the SEC.  It is the responsibility of the CEO and each senior financial officer to promptly bring to the attention of the board and the audit committee, if created, any material information of which he or she may become aware that affects the disclosures made in public filings, or otherwise assist the board and audit committee in fulfilling their responsibilities.

2.

The CEO and each senior financial officer shall promptly bring to the attention of the board and audit committee any information he or she may have concerning;

(a) significant deficiencies in the design or operation of internal controls, which could adversely affect the Company's ability to record, process, summarize and report financial data; or

(b) any fraud, whether or not material, that involves management or other employees having a significant role in financial reporting, disclosures or internal controls.

3.

The CEO and each senior financial officer shall promptly bring to the attention of the general counsel or CEO and to the audit committee, any information concerning any violation of these procedures.  This includes actual or apparent conflicts of interest involving any management or other employees having a significant role in financial reporting, disclosures or internal controls.

4.

The CEO and each senior financial officer shall promptly bring to the attention of the general counsel or CEO and to the audit committee, any information concerning evidence of a material violation of securities or other laws, rules or regulations applicable to the Company and its business, by the Company or agent thereof, or of violation of these procedures.

5.

The board shall determine appropriate actions to be taken in the event of violations of these procedures by the CEO or senior financial officers.  Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to these procedures.  This shall include written notice to the individual involved, censure by the board, demotion or re-assignment of the individual involved, suspension or termination. In determining an appropriate action, the board shall take into account all relevant information, including the nature and severity of the violation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following information relates to the results of operations of Engine Clean Solutions, Inc. and should be read in conjunction with the financial statements, notes thereto and proforma information appearing elsewhere in this Form 8-K.

Results of Operations

For the three months ended March 31, 2011 and for the years ended December 31, 2010 and 2009.

For the three months ended March 31, 2011 (“first quarter”), Engine Clean had sales of $149,673.  Cost of sales were $99,277 resulting in a gross profit of $50,396 for the first quarter.  Engine Clean’s total operating expenses for the first quarter were $64,485, primarily attributed to selling, general and administrative expenses of $63,146 and interest expense of $1,339.  Net loss after a $2,800 provision for income taxes, was $11,289 for the period.

For the year ended December 31, 2010 net sales were $857,466 compared to $589,410 for 2009.  This 45% increase in sales is attributed to increased sales to our major customer.   Cost of goods sold for 2010 were $580,672 compared to $471,082 in 2009, resulting in a gross profit of $276,794 in 2010 and $118,328 in 2009.  Operating expenses for 2010 were $211,999 compared to $187,014 for 2009. This resulted in income from operations of $64,795 for 2010 compared an operating loss of $68,686 for 2009.  Other expenses for 2010 were $3,260 and, after a $12,000 provision for income taxes, net income for 2010 was $49,535.  Other expenses for 2009 were $6,582 and, after an $800 provision for income taxes, the net loss for 2009 was $76,068.

Liquidity and Capital Resources

At March 31, 2011, Engine Clean had total current assets of $206,293, primarily in cash of $6,234, accounts receivables of $45,482 and inventories of $150,790. At December 31, 2010, current assets were $245,636 primarily in cash of $28, 245, accounts receivable of $33,610 and inventories of $179.972.  At March 31, 2011, total liabilities were $347,163, primarily in accounts payable of $32,683, and loans payable of $285,163.  At December 31, 2010, total liabilities were $375,258, primarily in accounts payable of $49,141 and a note payable to an officer of $279,163.  At March 31, 2011, Engine Clean had total assets of $211,056 and a stockholders' deficit of $136,107 compared to total assets of $250,440 and total stockholders' deficit of $124,818 at December 31, 2010.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future.  Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 9, 2011 with respect to the beneficial ownership of our common stock, after giving effect to the acquisition of Engine Clean, by (i) each stockholder believed to be the beneficial owner of more than 5% of our common stock, (ii) by each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after the effective time of the merger.  “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.  The number of shares outstanding is 26,117,767.  Unless otherwise indicated, the address of each person below will be c/o 7810 Marchwood Place, Vancouver BC, Canada V5S 4A6.

Name and Address

Amount and Nature of

   Percent

of Beneficial Owner

  Beneficial Ownership(1)

  of Class(2)

       5% Beneficial Owners:

Kyung Ae Kim

1,666,665

6.4%

  1701 Playa Vista Drive – Unit 305

  Playa Vista, CA 90094

Emac Handels AG (3)

6,313,801

24.2%

  Churerstrasse 106

  Pfaeffikon, 8808 Switzerland

Fred Hefti

1,570,000

6.0%

  1663 Canford Road

  Merrit BC, Canada

Peter Thaler+Thaler Consultants

1,528,974

5.9%

  Sommerlistr 3

  St Gallen CH-900, Switzerland

       Directors and Executive Officers:

Dennis dos Santos

1,000,000

3.8%

Delbert G. Blewett

510,000

2.0%

Robert A. Doty

1,333,335

5.1%

Vernon L. Lewis

250,000

1.0%

All directors and executive officers

3,093,335

11.9%

  as a group (4 persons)

_____________________________

(1)

Unless otherwise indicated, the named person will be the record and beneficially owner of the shares indicated.

(2)

Percentage ownership is based on 26,117,767 shares of common stock outstanding following the acquisition of Engine Clean.

(3)  Reinhard Hiestand of Pfaeffikon Switzerland is the controlling director of and has voting and investment power of the shares held by Emac Handels AG.

Compensation of the Board

Directors who are also employees do not receive additional cash compensation for serving on the Board of Directors or any of its committees.  On May 31, 2011, two directors were each issued 500,000 shares of our common stock for annual compensation to serve on the Board, and a third director was issued 250,000 shares.  Also, Mr. dos Santos, our President and CEO, was issued 1,000,000 shares as annual compensation for serving on the Board. Directors are reimbursed for their reasonable expenses incurred in attending board meetings.  Otherwise, no additional compensation is paid to directors for serving as members of committees.

Executive Compensation

Prior to the acquisition of Engine Clean, we did not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors.  We have not paid any salaries or other compensation to our officers, directors or employees for the years ended December 31, 2010 and 2009, except for the stock compensation to directors set forth under the “Compensation of the Board” heading immediately above.

Engine Clean has entered into an agreement with Robert A. Doty to serve as President and Chief Executive Officer of Engine Clean for a term of 36 months.  Mr. Doty’s base salary is $100,000 per annum, payable on a semi-monthly basis, subject to annual review.  Mr. Doty is also eligible to receive a variable, performance-based bonus pursuant to a schedule to be defined, and may also participate in stock option plans and other benefits when offered, although no such plans have been established.  Additionally, Mr. Doty received 500,000 shares for serving on the Company’s Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

Except as set forth below, there have been no material transactions during the past two fiscal years between our Company and any officer, director, nominee for election as director, or any stockholder owning greater than five percent (5%) of our outstanding shares, nor any member of the above referenced individuals' immediate families.

In connection with the Engine Clean acquisition, the Company has assumed a note payable to Kyung Ae Kim in the amount of $279,163.  Ms. Kim is a principal stockholder of the Company.  The note is non-interest bearing and payable on demand.

Under the applicable rules of The Nasdaq Stock Market, one director, Vernon L. Lewis, is considered to be an independent director.

DESCRIPTION OF SECURITIES

Common Stock

We have authorized 200 million shares of common stock, par value $0.001 per share.  All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share of common stock entitles the holder thereof

●

to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

●

to participate equally and to receive any and all such dividends as may be declared by the board of directors; and

●

to participate pro rata in any distribution of assets available for distribution upon liquidation.

Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  Our common stock is not subject to redemption and carries no subscription or conversion rights.

Preferred Stock

We have authorized 20 million shares of preferred stock, par value $0.001 per share.  Our board of directors has the ability to set new classes, series, and other terms and conditions of the preferred shares.  Preferred shares may be issued from time-to-time at one or more series in the discretion of the board of directors.  The board is authorized to establish the number of shares to be included in each such series and fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  No shares of preferred stock have been issued as of the date hereof.

Market Price of, and Dividends on, Our Common Equity and Other Stockholder Matters

There is not currently a public trading market for our common stock, although we will make an application to have our shares quoted on the OTC Bulletin Board.  The application consists of current corporate information, financial statements and other documents as required by Rule 15c2-11 of the Securities Exchange Act of 1934.  As of the date hereof, there are approximately 127 stockholders of record of our common stock.

Inclusion on the OTCBB will permit price quotations for our shares to be published by that service. Although we intend to request that an application to the OTCBB be submitted, we do not anticipate a public trading market in our shares in the immediate future. Any future secondary trading of our shares may be subject to certain state imposed restrictions.  Except for the application to the OTCBB, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities. There can be no assurance that our shares will be accepted for trading on the OTCBB or any other recognized trading market. Also, there can be no assurance that a public trading market will develop following acceptance by the OTCBB or at any other time in the future or, that if such a market does develop, that it can be sustained.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state.

Penny Stock Rule

It is unlikely that our securities will be listed on any national or regional exchange or The Nasdaq Stock Market in the foreseeable future.  Therefore our shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule.  Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is:

●

registered and traded on a national securities exchange meeting specified criteria set by the SEC;

●

authorized for quotation on The Nasdaq Stock Market;

●

issued by a registered investment company;

●

excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or

●

exempted from the definition by the SEC.

A broker-dealer who sells penny stocks to a person other than an established customer or accredited investor is subject to additional sales practice requirements.  An accredited investor is generally defined as a person with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchase of such securities and must receive the purchaser's written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, a monthly statement must be sent to the client disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in our shares, or they could affect the value at which our shares trade. Classification of the shares as penny stocks increases the risk of an investment in our shares.

Rule 144

Rule 144, promulgated under the Securities Act of 1933, is the common means for stockholders to resell restricted securities and for affiliates, to sell their securities, either restricted on non restricted (control) shares.  Rule 144 was amended by the SEC on February 15, 2008.  Some of our current outstanding common shares are deemed restricted securities.  Those shares not considered restricted securities had restrictions removed pursuant to Rule 144 or other applicable exemption.

Under the amended Rule 144, an affiliate of a company filing reports under the Exchange Act who has held their shares for more than six months, may sell in any three-month period an amount of shares that does not exceed the greater of:

●

 the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

●

1% of the shares then outstanding.

Sales by affiliates under Rule 144 are also subject to certain requirements as to the manner of sale, filing appropriate notice and the availability of current public information about the issuer.

A non-affiliate stockholder of a reporting company who has held their shares for more than six months, may make unlimited resales under Rule 144, provided only that the issuer has available current public information about itself.  After a one-year holding period, a non-affiliate may make unlimited sales with no other requirements or limitations.

An important exception to the above described availability of the amended Rule 144 is that Rule 144 is not available for either a reporting or non-reporting shell company, unless the company:

●

has ceased to be a shell company;

●

is subject to the Exchange Act reporting obligations;

●

has filed all required Exchange Act reports during the preceding twelve months; and

●

at least one year has elapsed from the time the company filed with the SEC current Form 10 type information reflecting its status as an entity that is not a shell company.

Because prior to the acquisition of Engine Clean we were classified as a “shell” company, our stockholders who currently hold restricted shares of common stock, will not be able to rely on Rule 144 until one year after we cease to be a shell company and have filed with the SEC adequate information that we are no longer a shell company.  The information included in this Form 8-K is intended to be adequate information and, accordingly, our stockholders, both affiliates and non affiliates, will be eligible to use Rule 144 after one year from the filing of this report.

We cannot predict the effect any future sales under Rule 144 may have on the market price of our common stock, if a market for our shares develops, but such sales may have a substantial depressing effect on such market price.

Dividends Policy

We have never declared cash dividends on our common stock, nor do we anticipate paying any dividends on our common stock in the foreseeable future.

Recent Sales of Unregistered Securities

Upon closing the Engine Clean acquisition we issued 2.5 million shares of our common stock (valued at $0.10 per share) to Engine Clean’s two stockholders, Kyung Ae Kim and Robert A. Doty, in exchange for 100% of the outstanding shares of Engine Clean.  Also, following the acquisition of Engine Clean, we issued an aggregate of 5.0 million shares of common stock (valued at $0.10 per share) in consideration for services rendered or to be rendered to the following directors and advisors:

●

Dennis dos Santos, President & Director

1,000,000 Shares

●

Delbert G. Blewett, Secretary & Director

   500,000 Shares

●

Robert A. Doty, Director

   500,000 Shares

●

Vernon L. Lewis, Director

   250,000 Shares

●

Link Financial Partners Limited, Advisor

1,250,000 Shares

●

Mertes Man. & Technology Inc., Advisor

1,000,000 Shares

●

Glenn Hunt, Advisor

   500,000 Shares

All of the above referenced shares were issued in a private transaction to informed persons pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the provisions of Utah law, the Company has the power to indemnify an individual made a party to a proceeding because they are or were a director of the Company, against liability incurred in the proceeding, provided such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the Company’s best interest and, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.  Indemnification under this provision is limited to reasonable expenses incurred in connection with the proceeding.  The Company must indemnify a director or officer who is successful, on the merits of otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter in the proceeding, to which they are a party to because they are or were a director or officer of the Company, against reasonable expenses incurred by them in connection with the proceeding or claim with respect to which they have been successful.  The Company’s Articles of Incorporation empower the board of directors to indemnify officers, directors, agents, or employees against any loss or damage sustained when acting in good faith in the performance of their corporate duties.

The Company may pay for or reimburse reasonable expenses incurred by a director, officer employee, fiduciary or agent who is a party to a proceeding in advance of final disposition of the proceeding, provided the individual furnishes us with a written affirmation that their conduct was in good faith and in a manner reasonably believed to be in, or not opposed to, the Company’s best interest, and undertake to repay the advance if it is ultimately determined that they did not meet such standard of conduct.

Also pursuant to Utah law, a corporation may set forth in its articles of incorporation, by-laws or by resolution, a provision eliminating or limiting in certain circumstances, liability of a director to the corporation or its stockholders for monetary damages for any action taken or any failure to take action as a director.  This provision does not eliminate or limit the liability of a director

(i)

for the amount of a financial benefit received by a director to which they are not entitled;

(ii)

an intentional infliction of harm on the corporation or its stockholders;

(iii)

for liability for a violation relating to the distributions made in violation of Utah law; and

(iv) an intentional violation of criminal law.

The Company By-laws provide for such indemnification.  A corporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.  Utah law also permits a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees, fiduciaries or agents.  The Company currently does not maintain directors’ and officers’ insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Transfer Agent

The Company has designated as its transfer agent, Standard Registrar & Transfer Company, Inc., 12528 South 1840 East, Draper, Utah 84020.

Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant

As a result of our acquisition of Engine Clean that closed on August 12, 2011, there has been a change in the control of our board of directors by way of appointing four new directors to our board of directors, one of which were designated by Engine Clean.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2011, our board of directors appointed Dennis dos Santos as Director, President and Chief Executive Officer and also appointed Robert A. Doty as Director.  Additionally, Messrs. dos Santos and Doty were also appointed Directors of our subsidiary, Engine Clean Solutions, Inc.  Also on May 30, 2011, Delbert G. Blewett, resigned as President and Director, Fred Hefti resigned as Secretary and Director, and Glen Buckler, resigned as Treasurer and Director.

On May 31, 2011, Mr. Blewett was re-appointed as Director and appointed as Secretary and Vernon L. Lewis was appointed as Director.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 6, 2011, in anticipation of the contemplated acquisition of Engine Clean, the Company filed with the State of Utah Articles of Amendment to Articles of Incorporation to change our corporate name from Quintana Gold Resources Corp. to Clean Transportation Group, Inc.  The amendment also changed our authorized capitalization from 50 million shares of common stock, par value $0.001, to 200 million shares of common stock, par value $0.001, and added 20 million shares of preferred stock, par value $0.001.

Item 5.06 Change in Shell Company Status

As explained more fully in Item 2.01 of this Current Report on Form 8-K, the Company was a “shell company” (as such term defined in Rule 12b-2 under the Exchange Act) immediately before the closing of the definitive agreement with Engine Clean.  As a result of the acquisition pursuant to the definitive agreement, Engine Clean became our wholly owned subsidiary became the main operational business of the Company.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the Company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01

Financial Statements and Exhibits

(a)

Financial statements of businesses to be acquired

The audited financial statements of Engine Clear as of and for the years ended December 31, 2010 and 2009 and the unaudited financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 and related footnotes, are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b)

Shell company transactions  -  Pro forma financial information

The financial statements and the pro forma financial information required by Item 9.01(c) to Form 8-K are filed with this Current Report on Form 8-K and included in Exhibit 99.1.

(c)

Exhibits

Exhibit No.	Description
3.1*	Articles of Incorporation and Amendments
3.2*	By-Laws
3.3**	Articles of Amendment to Articles of Incorporation to change corporate name and authorized capitalization
4.1*	Instrument defining rights of stockholders (See Exhibit No. 3.1, Articles of Incorporation)
10.1***	Definitive Agreement for acquisition of Engine Clean Solutions, Inc. with attachments
10.2**	Robert A. Doty Employment Agreement
10.3***	Amended Promissory Note
10.4****	Amendment #3 to Definitive Agreement for acquisition for Engine Clean Solutions, Inc.
21.1**	Subsidiaries
99.1**

Audited financial statements of Engine Clean as of and for the years ended December 31, 2010 and 2009 and the unaudited financial statements as of March 31, 2010 and for the three months ended March 31, 2011 and 2010

99.2****	Pro forma financial information

*	Previously filed as an Exhibit to the Form 10-SB filed August 31, 2006.
**	Previously filed as an Exhibit to Amendment No.1 to Form 8-K filed August 31, 2011.
***	Previously filed as an Exhibit to Amendment No.3 to Form 8-K filed January 19, 2012
****	Previously filed as an Exhibit to Amendment No.4 to Form 8-K filed March 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN TRANSPORTATION GROUP, INC.

Date:   April 5, 2012

By         /S/ DENNIS DOS SANTOS

Dennis dos Santos

President and CEO